SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): November 5, 2012

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

0-12126	25-144083
(Commission file number)	(IRS employer ID)

20 South Main Street, Chambersburg, Pennsylvania	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code – (717) 264-6116

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 1, 2012, the Board of Directors of Franklin Financial Services Corporation (the “Corporation”), appointed Richard E. Jordan III as a Director of the Corporation. Mr. Jordan was appointed a Class C Director with a term scheduled to expire at the annual meeting of shareholders in 2015. On November 1, 2012, the Board of Directors of Farmers and Merchants Trust Company of Chambersburg (“F&M Trust”, or the “Bank”), a wholly-owned banking subsidiary of the Corporation, also appointed Mr. Jordan as a Director of F&M Trust.

Mr. Jordan is the Vice-President of Smith Land & Improvement Corporation which is a customer of the bank and engages in banking transactions with F&M Trust in the ordinary course of business. All loans and commitments to lend to such company were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features. F&M Trust, in the ordinary course of business, has entered into a real estate lease agreement with Smith Land & Improvement Corporation for a location on which the Bank has a community banking office. The initial term of the real estate lease is 20 years, with one renewal option of 5 years, and one renewal option of 4 years and 11 months. Over the initial 20 year term of the lease, the Bank will make rental payments totaling $3.2 million to Smith Land & Improvement Corporation.

Mr. Jordan will be entitled to receive director’s fees and be eligible to participate in the F&M Trust Director Deferred Compensation Plan and the Director Pay for Performance Plan on the same basis as other directors of the Corporation and F&M Trust. Such fees, plan and program are described in the Corporation’s Proxy Statement incorporated by reference into its annual report on Form 10-K for the fiscal year ended December 31, 2011.

The news release announcing the appointments of Mr. Jordan is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Number	Description

99.1	News Release dated November 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Financial Services Corporation

Date: November 5, 2012	/s/ William E. Snell, Jr.
William E. Snell, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	News Release, dated November 2, 2012 of Franklin Financial Services Corporation